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                                                                   EXHIBIT 10.12


                      TRAVELWEB(TM) PARTICIPANT AGREEMENT
           FOR INTERNET PAGES, ON LINE AVAILABILITY AND RESERVATIONS

         This Agreement is entered into by and between TravelWeb, Inc. as successor in interest to The Hotel Industry Switch Company (hereinafter called "TWI") and Hyatt Corporation (hereinafter called "Participant") to be effective on the latest date of execution by both parties hereto on the terms and conditions as set forth herein (the "Agreement").

                                       I.
                                  DEFINITIONS

         The following definitions shall be applicable to this Agreement:

         1.1 TravelWeb(TM). The trade name and trademark owned by TWI for its service to provide access to information on hotels, resorts, cruise lines and other travel and lodging subjects and a limited access to TravelWeb(TM) Participant's reservation system with the interactive capability to permit an operator of a Client Computer (as hereinafter defined) to make a reservation.

         1.2 Internet. A worldwide network of computers with information which is accessible by Client Computers.

         1.3 TravelWeb(TM) Participant. A person or entity who enters into an agreement with TWI to publish Internet Pages (as hereinafter defined) and (at its option) to provide access to the TravelWeb(TM) Participant's reservation system with the capability to make a reservation.

         1.4 TravelWeb(TM) Publication. One or more pages of Materials (as hereinafter defined) to be developed into Internet Pages (as hereinafter defined).

         1.5 TravelWeb(TM) Order. A written order form, reasonably acceptable to TWI and in the form prescribed by TWI, executed by TWI and Participant setting forth the information necessary for the publication of Internet Pages (as hereinafter defined) from the Materials (as hereinafter defined) and the agreed fees and costs to be paid for the order.

         1.6 Change Order. A written change, on a form prescribed by TWI, in the TravelWeb(TM) Order mutually agreed to and executed by TWI and Participant.

         1.7 Client Computer. A computer with access to information on the Internet.





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         1.8     TravelWeb Reservation. A TravelWeb Reservation is a
                 reservation made with a TravelWeb(TM) Participant via TravelWeb(TM) by an operator of a Client Computer.

         1.9 Net TravelWeb Reservation. Net TravelWeb Reservations within a particular time period equals the number of reservations made by an operator of a Client Computer via TravelWeb(TM) within such time period, less the number of reservations made by an operator of a Client Computer as to which notice of cancellation is received via TravelWeb(TM) within such time period.

         1.10 Net Net TravelWeb Reservation. Net Net TravelWeb Reservations within a particular time period equals the number of reservations made by an operator of a Client Computer via TravelWeb(TM) within such time period less cancellations, chargebacks, rebookings of reservations, package bookings, and any reservation for which a fee has already been paid.

         1.11 Materials. All of the information, in documentary form or otherwise, provided to TWI by Participant to be used by TWI to create and publish the Internet Pages.

         1.12 TravelWeb(TM) Activity Report. An on line report available only to Participant and Cyber Publishing, Inc. via TravelWeb providing information regarding the viewing of Participant's Internet Pages by operators of Client Computers (to include, without limitation, daily transaction statistics, hourly transaction statistics, total transfers by client domain and reversed subdomain, total transfers from each archive section and previous full summary period) and all available data prepared by TWI regarding TravelWeb Reservations with Participant.

         1.13 Internet Page. The finished informational product created and published by TWI from the Materials pursuant to this Agreement and a TravelWeb(TM) Order or a Change Order which appears on an individual Client Computer screen and which is available on and is accessible by Client Computers on the Internet.

         1.14 Authorized Representative. An authorized representative is any person or entity with the express right, authority and/or obligation to perform the obligations of or act on behalf of TWI or Participant with respect to this Agreement.

         1.15 Certificate of Internet Page Acceptance. Written acceptance by Participant of the Internet Pages and authorization to publish them. The Certificate of Internet Page Acceptance will be in a form prescribed by TWI.





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         1.16    Interface. The connection created by TWI between TravelWeb(TM)
                 and Participant's Reservation System pursuant to the technical and functional design specifications set forth in the UltraSwitch UltraSelect HRS Interface Specifications (the "Specifications") which shall be compatible with Participant's reservation system as of the date of this Agreement.

         1.17 Interactive Portion of TravelWeb(TM). The functional capability provided by TWI via the Interface of on line Client Computers' access via TravelWeb and the most recent version of Netscape Navigator (or any other browser approved by TWI's Technical Committee) to a Participant's Reservation system with the capability to make and cancel a reservation.

                                      II.
                            INTENT OF THIS AGREEMENT

         2.1 Mutual Intent. It is mutually intended that this Agreement and all documents made reference to herein, set forth, in its entirety, all of the terms, conditions, rights and obligations of TWI and Participant with respect to the publishing of Internet Pages by TWI and the installation and operation of the Interface by TWI as specifically set forth herein. This Agreement is not exclusive and Participant may publish the Internet Pages and accept Internet Reservations with any other person or entity.

                                      III.
             CREATION AND PUBLICATION OF A TRAVELWEB(TM) BROCHURE;
                 DUTIES AND OBLIGATIONS OF TWI AND PARTICIPANT

         3.1 TravelWeb(TM) Order. The TravelWeb(TM) Order shall be completed in the form attached hereto (the "TravelWeb(TM) Order Form") and shall contain all of the information requested on the form for TWI to publish the Internet Pages requested by Participant. The TravelWeb(TM) Order Form may be amended or replaced by TWI at any time without notice prior to any TravelWeb(TM) Order being executed. To be effective, any TravelWeb(TM) Order Form must be executed by an Authorized Representative of TWI and Participant. A new TravelWeb(TM) Order Form shall be completed and agreed to with respect to each TravelWeb(TM) Publication to be created and published by TWI for the benefit of Participant pursuant to this Agreement.

         3.2 Materials for Creation and Publication of the Internet Pages. Participant shall be solely responsible for providing to TWI all Materials reasonable and necessary for TWI to create and publish the Internet Pages pursuant to the TravelWeb(TM) Order. All Materials shall be in form, substance, condition and format as required by TWI and shall meet or exceed all of the requirements set forth in the TravelWeb(TM) Order Form and in all other reasonable and





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                 necessary requirements requested by TWI. TWI is hereby
                 authorized to utilize, consistent with the TravelWeb(TM) Order and for no other purposes other than those expressly set forth in this Agreement, all copyrights, trademarks, trade names, service marks or other proprietary marks or symbols contained within the Materials (collectively, "Participant's Marks").

         3.3     Processing the Order Creation of the Internet Pages:
                 Approvals. TWI shall process the TravelWeb(TM) Order pursuant to the schedule set forth therein. Upon creation of the Internet Pages to be published pursuant to the TravelWeb(TM) Order and this Agreement (but prior to such publication), TWI shall deliver to Participant, for inspection and approval, the completed Internet Pages. Participant shall, within fourteen
                 (14) days of such delivery, make any and all written corrections or proposed amendments it may have to the Internet Pages and shall provide TWI with written notice detailing such corrections and/or proposed amendments. In the event the Internet Pages are approved, Participant shall, within fourteen (14) days of receipt of the Internet Pages, provide TWI with a Certificate of Acceptance. Notwithstanding the above and foregoing, in the event Participant does not provide written notice to TWI of corrections or proposed amendments or approving the Internet Pages within fourteen (14) days of receipt of the Internet Pages, approval of the Internet Pages shall be deemed not given by Participant to TWI and TWI shall not be authorized to publish the Internet Pages on the Internet; however, TWI may immediately invoice Participant for all fees and costs associated with the TravelWeb Order or Change Order and Participant shall be deemed to have waived any dispute of such invoice.

         3.4 Authority to Publish. Participant hereby authorizes and directs TWI to publish on the Internet as part of TravelWeb(TM) the approved Internet Pages.

         3.5 TravelWeb Management. THISCO shall be responsible for all costs associated with the connection of the TravelWeb server to Internet and all hardware and software maintenance for such server. THISCO shall insure that the server is monitored for failures 24 hours per day, seven days per week and will use commercially reasonable efforts to assure that the server is operational and available on the Internet 98% of the time, 24 hours per day, seven days per week for each 90-day period.

                                      IV.
          THE INTERFACE: DUTIES AND OBLIGATIONS OF TWI AND PARTICIPANT

         4.1 Duties of TWI. TWI shall be responsible for all costs associated with the production, development, service and maintenance of the Interface and the Interactive Portion of TravelWeb including, but not limited to providing all reasonable and necessary personnel, technical support, hardware and





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                 software to produce the Interface between Client Computers and
                 Participant's reservation system meeting or exceeding the Specifications. Subject to Section 9.2 hereof and acts of third parties, the Interactive Portion of TravelWeb will be operable at least 98% of the time measured 24 hours per day, 7 days per week for each rolling 90-day period after the Interface has been completed. TWI will periodically review and update, as is reasonable and necessary, all security applications of the Interactive Portion of TravelWeb including, without limitation, the current reservation limits.

         4.2 Duties of Participant. Participant shall provide all reasonable and necessary personnel and technical support, reasonable and necessary programming and modification of its reservation system and all other reasonable and necessary accommodations to produce a dependable and operable Interface with its reservation system and shall cooperate fully with TWI personnel to produce the Interface. Through the Interface, Participant will permit access to Participant's reservation system by all Client Computers utilizing TravelWeb(TM) and the most recent version of Netscape Navigator (or any other server approved by TWI's Technical Committee) and will permit all such Client Computers to reserve and cancel rooms available to be reserved in Participant's reservation system and to make credit card payments to Participant in connection with the TravelWeb Reservation.

         4.3 Implementation of the Interface. It is acknowledged by Participant that the Interface has been created and is operable.

         4.4 Security Problems. Notwithstanding any other provision set forth herein, in the event Participant experiences losses resulting from security breaches in the usage of the Interactive Portion of TravelWeb and/or the Interface, or the Technical Committee of TWI determines that additional security measures should be implemented, Participant shall immediately provide notice to TWI of any such security breach and otherwise may immediately terminate the Interactive Portion of TravelWeb and/or the Interface and refuse to accept any transaction until such time as the security problem has been cured or additional security measures are implemented. Participant's right to terminate the Interactive Portion of TravelWeb and/or the Interface shall be Participant's sole and exclusive remedy for any such security breach.

         4.5 Enhancement or Modification of the Interactive Portion of TravelWeb(TM). TWI may undertake to modify the operation or enhance the capability of the Interactive Portion of TravelWeb(TM). In such event, TWI shall provide notice to Participant of such modification or enhancement at least 30 days prior to such modification or enhancement taking effect and will make such adjustments and modifications to TravelWeb(TM) at TWI's sole expense, as are reasonable and necessary to maintain the Interface with Participant.





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                 Participant agrees to cooperate with TWI with regard to its modification or enhancement of the Interactive Portion of TravelWeb(TM).

         4.6 Modification of Participant's Reservation System. In the event Participant modifies its reservation system or modification of its reservation system is required for Participant if it continues to participate in the Interactive Portion of TravelWeb(TM), Participant shall pay for such modification to its reservation system. In the event Participant modifies its reservation system and such modification requires TWI to modify the Interface or the Interactive Portion of TravelWeb(TM) to maintain the Interface and to comply with its functional specifications with Participant, Participant shall pay TWI its standard consulting rate and all reasonable expenses incurred by TWI as a result of the modification.

                                       V.
                                 FEES AND COSTS

         5.1 Creation and Publication Fees. For the creation and development of the Internet Pages from the Materials provided by Participant to TWI, Participant shall pay to TWI the fees and costs set forth on each TravelWeb(TM) Order Form and/or Change Order Form. Fees and costs charged in connection with each TravelWeb(TM) Order are subject to change without notice for all TravelWeb(TM) Orders which have not been executed.

         5.2 Monthly Maintenance Fees. For maintaining the Internet Pages on the Internet and the management, supervision and operation of the software, hardware and facilities management associated with the TravelWeb connection, Participant shall pay to TWI a monthly maintenance fee as follows:

                          1 - 50 properties                 $3.00 per property
                         51 - 200 properties                $2.75 per property
                         201 - 400 properties               $2.50 per property
                         over 400 properties                      $1,000

                 The monthly maintenance fee is due for each month during which Internet Pages have been published on the Internet pursuant to this Agreement.

         5.3 TravelWeb Reservation Fees. For each Net TravelWeb Reservation during the first 12 months after the date hereof, Participant shall pay to TWI a fee of $2.00 (the "TravelWeb Reservation Fee"). Prior to the expiration of 12 months after the date hereof and on or before each anniversary date hereof, Participant and TWI shall diligently and in good faith attempt to agree on a new TravelWeb Reservation Fee to be applicable for each subsequent 12





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                 month period. In the event Participant and TWI do not agree on a new TravelWeb Reservation Fee to be applicable for each 12 month period as provided herein, either party may terminate the portions of this Agreement with respect to the Interactive Portion of TravelWeb and the parties shall be relieved of their responsibilities set forth herein with respect to the Interactive Portion of TravelWeb. The TravelWeb Reservation
                 Fee is in addition to the fees to be paid by Participant for transactions utilizing The Hotel Industry Switch Company's UltraSwitch system. Notwithstanding the above and foregoing, Participant shall have the option to renew for any period at a mutually agreed Net TravelWeb Reservation fee.

         5.4 Communication Line Costs. Participant shall pay all costs of communication lines required for the Interface and operation of the Interactive Portion of TravelWeb.

         5.5 Payment of Fees and Costs. TWI shall provide to Participant a monthly invoice itemizing all fees and costs and Participant shall pay each invoice upon receipt and each invoice shall be past due thirty (30) days thereafter.

                                      VI.
                             TRAVELWEB(TM) REPORTS

         6.1 TravelWeb(TM) Activity Reports. TWI shall provide to Participant via TravelWeb(TM) current on line TravelWeb(TM) Activity Reports.

                                      VII.
                              TERM AND TERMINATION

         7.1 Term. Unless terminated as provided herein, the term of this Agreement shall begin on the date this Agreement is executed by both parties and shall terminate on the date of its first
                 (1st) anniversary. This Agreement shall be automatically renewed and extended for additional one (1) year terms unless, at least sixty (60) days prior to the expiration of any one
                 (1) year term, either party hereto shall give notice of its intent not to renew and extend this Agreement.

         7.2 Termination. This Agreement may only be terminated prior to the expiration of each one (1) year term or any extended term (if applicable) in the event of a breach hereof and the failure to cure within the applicable time period as provided herein or in the event this Agreement is not performable as the result of an event of force majeure as set forth in
                 Section 9.2 hereof.





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         7.3     Effect of Termination. In the event this Agreement is
                 terminated as permitted herein or the term of this Agreement expires without being renewed and extended, the publication of all Internet Pages and access to Participant's reservation system via TravelWeb shall cease and all duties and obligations as set forth herein shall immediately cease and terminate except for the provisions set forth in Article VIII, Sections 9.7, 9.8, 10.1 and Articles 11 and 12 hereof and any payments which may be due after the date of termination and all Materials shall be returned to Participant.

                                     VIII.
                         INTELLECTUAL PROPERTY AND DATA

         8.1 Ownership of Materials. Participant represents and warrants that it is the sole and exclusive owner, or has the authorized right of use in connection herewith, of all Materials and Participant's Marks to be used hereby, by virtue of common or statutory law, used in connection therewith and that the publication of same on the Internet Pages is and shall be, at all times material hereto, legal and shall not, in any manner, violate any applicable law or the rights of any third party.

         8.2 Protection of Intellectual Property Rights. Participant shall be solely and exclusively responsible for the protection of any and all of its intellectual property including, but not limited to the inclusion of any and all statutory or other notices customarily used or required for purposes of providing notice of ownership or protection of Participant's Marks in connection with the Materials, the Internet Pages and the Interactive Portion of TravelWeb(TM).

         8.3 Ownership of Internet Pages. The Internet Pages, shall, at all times material to this Agreement, be and remain the property of Participant. TWI may not use or publish the Internet Pages in any manner other than pursuant to this Agreement without the prior written consent of Participant.

         8.4 TravelWeb Reservation Information. Subject to Participant's right to receive information pursuant to Section 6.1 hereof, TWI shall own all statistical data regarding a Client Computer's access to TravelWeb and the name and address of the user of each Client Computer accessing TravelWeb provided TWI shall not use or distribute such data in any manner which is specific to Participant or reasonably determinable as related to Participant (except as required to perform this Agreement). TWI may use all aggregate data generated from the Interactive Portion of TravelWeb provided such data is not specific to Participant or reasonably determinable as related to Participant, and does not indicate that a customer is a customer of Participant.





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                                      IX.
                                    DEFAULT

         9.1 Events of Default. Subject to Section 9.2 below, any one of the following will be considered an Event of Default:

                 (i) The failure of either party to pay any amount due hereunder within the time required;

                 (ii) The failure of Participant or any of its participating affiliates or franchisees to satisfy the obligations set forth in this Agreement;

                 (iii) The refusal or failure of either party (including Participant's participating affiliates, or subsidiaries) to perform diligently and in good faith each and every material provision of this Agreement; or

                 (iv) The commencement by either party of a voluntary case under Chapter 11 or 7 of the United States Bankruptcy Code, as from time to time in effect, the commencement against either party of an involuntary case under said Chapter 11 or 7, either party seeking relief as a debtor under any applicable law, other than said Chapter 11 or 7, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification of the rights of creditors, the entry of a court order adjudging the party bankrupt or insolvent, ordering its liquidation or reorganization or assuming custody or appointing a receiver or other custodian of its property, or its making an assignment for the benefit of, or entering into a composition with, its creditors.

         9.2 Force Majeure. It will not constitute an Event of Default if such event listed in Section 9.1 is caused by or results from acts of God, fire, war, civil unrest, accident, power fluctuations or outages, telecommunication fluctuations, outages or delays, utility failures, mechanical defects, or other events beyond the control of the defaulting party. However, if any such occurrence results in any of the events described in Section 9.1, and the same continues for more than thirty (30) consecutive days, either party may terminate this Agreement by providing notice as required herein.

         9.3 Notice of Default and Opportunity to Cure. Upon the occurrence of an Event of Default, the non-defaulting party shall give notice of such default to the defaulting party and, in the event of a monetary default, the defaulting party shall have ten (10) days from the date of such notice within which to cure such default or, in the event of a non-monetary default, the defaulting party shall have twenty (20) days within which to cure such default. In the event





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                 such default is not cured within the time required herein, this Agreement may then be terminated.

         9.4     Effect of Default.

                 (i) By Participant. In the event of a default of this Agreement by Participant and the failure of Participant to cure such default after notice and opportunity to cure as provided herein, TWI shall be entitled (i) to terminate this Agreement and TWI's obligations and duties set forth herein shall cease
                          (ii) to retain Materials, the Internet Pages and any and all other Materials used by, developed, or created by TWI in the performance of this Agreement, and (iii) pursue any and all claims for fees and costs agreed to be paid pursuant to this Agreement without any offset for mitigation resulting from TWI's terminated obligation to continue to develop and create Internet Pages as required by the TravelWeb(TM). Order. It is acknowledged and agreed by Participant that the damages to TWI for a default on this Agreement by Participant would be difficult, if not impossible, to measure and that the balance unpaid on any Travelweb(TM) Order in addition to any unpaid TravelWeb Reservation Fees or other fees is a fair and reasonable estimate of TWI's damages in the event of such default and shall be the total amount due TWI in such event.

                 (ii) By TWI. In the event of a default of this Agreement by TWI and the failure of TWI to cure such default after notice and opportunity to cure as provided herein, Participant may terminate this Agreement and TWI shall deliver to Participant all Materials and all other materials used, developed and/or created by TWI in the development and creation of the Internet Pages and TWI shall refund to Participant all amounts paid pursuant to the TravelWeb(TM) Order less a reasonable amount (no greater than the price set forth on the applicable TravelWeb Order) for such portion of the development and creation of the Internet Pages accomplished by TWI as represented by the Materials delivered to Participant.

         9.5 Risk of Internet Usage. Each party acknowledges and agrees that the Internet is a communication medium over which the parties have no control and that its continued utilization in its present form at current costs is uncertain. Therefore, if at any time during the term of this Agreement the cost of access to the Internet increases or there is imposed a fee or cost for use of the Internet communication lines, or there is imposed any law, governmental ruling, or regulation the result of which increases the cost of access to or usage of the Internet or otherwise makes it impractical, in either party's sole discretion, to continue to perform this Agreement, either party may, upon notice to the other party, immediately terminate the Interactive Portion of TravelWeb, the interface, and/or this Agreement without such action constituting an event of default.





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         9.6     Errors on Internet Pages. Not withstanding any other provision hereof, in the event an Internet Page published pursuant to this Agreement contains an error caused by TWI, its employees, agents or subcontractors, other than an error arising from TWI's gross negligence or willful misconduct, Participant's sole and exclusive remedy for such error shall be TWI's obligation to remove such Internet Page from TravelWeb within twenty four (24) hours of becoming aware or notified of such error and shall then cure such error by correcting the information contained on the Internet Page and restoring the corrected and approved Internet Page as promptly as reasonably possible but in no event later than seven (7) days of date of notice from Participant of such error, each at TWI's sole cost and expense.

         9.7 Waiver of Consequential Damages. Neither party shall be liable to the other for any consequential damages proximately caused or resulting from any default of this Agreement or arising out of the performance of this Agreement, and each party hereby expressly waives such damages.

         9.8 Disclaimer and Limitation of Liabilities. TWI WILL NOT BE RESPONSIBLE OR LIABLE FOR (i) ANY FALSIFICATIONS OR INACCURACIES IN THE MATERIAL OR THE INTERNET PAGES; (ii) NOR WILL IT HAVE ANY LIABILITY FOR ANY ACT OR FAILURE TO ACT WITH RESPECT TO THE INTERNET PAGES UNLESS EXPRESSLY SET FORTH HEREIN, OR (iii) ANY CLAIM, DAMAGE OR LIABILITY OF ANY NATURE ARISING OUT OF A CLIENT COMPUTER'S ACCESS TO PARTICIPANT'S RESERVATION SYSTEM AND/OR ANY TRANSACTION OR THE USE OF A CREDIT CARD OR OTHER DEBIT DEVISE IN CONNECTION THEREWITH, EXCEPT TO THE EXTENT RESULTING FROM THE FAILURE OF THE INTERACTIVE PORTION OF TRAVELWEB TO PERFORM PURSUANT TO THE SPECIFICATIONS (PROVIDED HOWEVER, TWI SHALL NOT BE LIABLE FOR ANY FAILURE OR DEFECT RESULTING FROM ANY THIRD PARTY SOFTWARE APPLICATION SET FORTH AS PART OF THE SPECIFICATIONS) OR FROM TWI'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ALL WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, GOOD AND WORKMANLIKE PRODUCT OR SERVICE OR OTHERWISE, ARE DISCLAIMED BY TWI AND WAIVED BY PARTICIPANT.

                                       X.
                                INDEMNIFICATION

         10.1 Indemnification in the Event of Certain Losses. Subject to the other provisions hereof, Participant agrees to indemnify, defend and hold harmless TWI and TWI's partners successors, assigns, subsidiaries, affiliates, and each such entities directors, officers, employees and stockholders, from and





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                 against any losses, claims, liabilities, damages or expenses
                 (including reasonable attorney's fees) ("TWI's Losses") occurring on account of Participant's fault except to the extent dye to the fault of TWI. Subject to the other provisions hereof, TWI agrees to indemnify, defend and hold harmless Participant, and Participant's partners, successors, assigns, subsidiaries, affiliates, and each such entities directors, officers, employees and stockholders, from and against any losses, claims, liabilities, damages or expenses (including reasonable attorney's fees) ("Participant's Losses") occurring on account of TWI's fault except to the extent due to the fault of Participant. Promptly after receipt by an indemnified party of notice of the commencement of any action or the presentation or other assertion of any claim which could result in any indemnification claim pursuant to this Section 10.1, such indemnified party shall give prompt notice thereof to the indemnifying party and the indemnifying party shall be entitled to participate therein or, to the extent that it shall wish, assume the defense thereof with its own counsel. If the indemnifying party elects to assume the defense of any such action or claim, the indemnifying party shall not be liable to the indemnified party for any fees of other counsel or other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation and preparation, unless representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. Whether or not an indemnifying party elects to assume the defense of any action or claim, the indemnifying party shall not compromise or settle any such action or claim without the indemnified party's written consent (which consent shall not be unreasonably withheld). The parties agree to cooperate to the fullest extent possible in connection with any claim for which indemnification is or may be sought under this Agreement.

                                      XI.
                                CONFIDENTIALITY

         11.1 Confidential Information. During the term of this Agreement, it is acknowledged by Participant and TWI that each may receive or have access to confidential and proprietary information of the other party including, but not limited to, the UltraSwitch UltraSelect HRS Interface Specifications, Participant's reservation system specification, marketing information, business plans, financial information and other proprietary information or trade secrets ("Confidential Information"). Each party acknowledges that it shall not acquire any ownership or other rights in or to Confidential Information of the other, and shall use the Confidential Information only for the purposes of the performance of this Agreement, and shall keep confidential and not disclose the Confidential Information to any other person, firm or corporation without the prior written consent of the other party. Any Confidential Information transmitted in writing or by other tangible media shall remain the property of the owner and shall be returned to the owner at its request, together with all copies made thereof, at the conclusion of this Agreement. The parties agree that the provisions of this Section 11 shall extend, without limitation, beyond the date of the expiration or other conclusion of this Agreement. Each party agrees to take all reasonably avoidable measures, at their own expense, to ensure that the other party's Confidential Information is not accessible to other persons and to upgrade such measures as often as necessary and practicable.

         11.2 Use of Marks. Participant acknowledges that "TravelWeb(TM)" is a trade name and servicemark of TWI and that it shall not use such mark without the prior written approval of TWI. Except as otherwise permitted herein, TWI agrees that it shall not use any of Participant's Marks or any portion thereof or elements contained therein without Participant's prior written consent.

                                      XII.
                                 MISCELLANEOUS

         12.1 Controlling Law. This Agreement will be interpreted pursuant to the laws of the State of Texas without reference to its conflict of laws principles. Any action brought relating to or arising out of this Agreement must be brought in the state or federal courts situated in the county and state of the residence or principal place of business of the party against whom the action is brought (or any of them, if more than one).

         12.2 Notice. All notices and other communications contemplated hereby must be in writing (except in the case of electronically transmitted data) and (a) personally delivered,
                 (b) deposited in the United States mail, first-class, registered or certified mail, return receipt requested, with postage prepaid, (c) sent by overnight courier service (for next business day delivery), shipping prepaid, (d) sent by telecopy with confirmation of receipt of telecopy to the number indicated, or (e) transmitted directly to the recipient by electronic data transmission pursuant to arrangements made between the parties. Such notices and other communications (except in the case of electronically transmitted data) shall be addressed as follows:

         IF TO TWI:                          IF TO PARTICIPANT:

         3811 Turtle Creek Blvd.             Hyatt Corporation
         Suite 1100                          200 W. Madison
         Dallas, Tx 75219                    Chicago, IL 60606
         Attention: John F. Davis, III       Attention: John Lavin
         (if by telecopy: (214) 528-5675)    (if by telecopy: (312) 920-2409)
                                             With a copy to General Counsel
                                             [at same address]
                                             (if by telecopy to: (312 750-8581)
                 or such persons or addresses as any party may request by notice duly given hereunder. Except as otherwise specified herein, notices will be deemed given and received when received.

         12.3 Binding Effect. This Agreement will be binding upon and will inure to the benefit of the legal representatives, successors and duly authorized assigns of each party whether resulting from merger, acquisition, reorganization or assignment pursuant to the terms hereof.

         12.4 Assignment; Authorized Agents. This Agreement is not assignable by either party without the prior written consent of the other and such consent shall not be unreasonably withheld or delayed; provided, however, it is acknowledged and agreed that the obligations of TWI as set forth in paragraphs
                 3.2 and 3.3 herein may be performed by Cyber Publishing, Inc. or such other Authorized Representative. Notwithstanding any restrictions herein on assignment or transfer, either party shall have the right at its option to assign and transfer all of its rights and interests hereunder to any entity or entities which may be spun-off from either party, to the extent such rights and interests relate to properties which will be owned, leased, licensed or managed by, or services to be performed by, such entity or entities. Following the date of such spin-off, such entity or entities shall be solely responsible for the performance of any and all covenants, agreements, indemnities and other obligations of any kind hereunder as they relate to such properties or services and the assigning party, its subsidiaries, affiliates, licensees and successors, and each of such entities and their officers, directors, employees and agents shall be released from any and all such covenants, agreements, indemnities and other obligations of any kind hereunder, without however, in any way increasing the Net Reservation fee or any other fees or charges payable by Participant hereunder.

         12.5 Entire Agreement. This Agreement, the Exhibits hereto, and the documents made reference to herein (and any replacements and/or amendments thereto) shall constitute the entire, sole and exclusive agreement between TWI and Participant with respect to the subject matter set forth herein and shall supersede and cause the mutual termination of any and all other agreements, oral or written with respect to TravelWeb including, but not limited to, that certain TravelWeb Participant Agreement between The Hotel Industry Switch Company and Participant with an effective date of July 15, 1995. Each party hereto acknowledges that it has not relied upon any representation or promise not set forth herein.

         12.6 Parties Independence. This Agreement will not constitute a partnership, joint venture or similar arrangement. The parties hereto are separate and distinct entities independently contracting with each other at arms length.



                                           TRAVELWEB, INC.


                                           BY: /s/ JOHN F. DAVIS, III
                                              ----------------------------------
                                              John F. Davis
                                              President

                                           DATE: January 17, 1996
                                                --------------------------------

                                           PARTICIPANT:

                                           HYATT CORPORATION

                                           BY:  /s/ [ILLEGIBLE]
                                              ----------------------------------

                                               ---------------------------------
                                           ITS: Associate General Counsel
                                               ---------------------------------

                                           DATE:  January 12, 1996
                                                --------------------------------






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